UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2017

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices and zip code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

William Lyon Homes (the “Company”) held its 2017 Annual Meeting of Stockholders on May 23, 2017 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the William Lyon Homes Amended and Restated 2012 Equity Incentive Plan (the “Amended Plan”), which amends and restates the Company’s 2012 Equity Incentive Plan (the “Prior Plan”) in its entirety. The Amended Plan became effective on the date the Amended Plan was adopted by the Board of Directors of the Company (the “Board”) on March 31, 2017, but was subject to receiving stockholder approval at the Annual Meeting.

The Amended Plan provides for the grant of stock options, restricted stock, restricted stock units, dividend equivalents, deferred stock, deferred stock units, stock payments, stock appreciation rights (“SARs”) and cash- or stock-based performance awards to eligible individuals. Employees and consultants of the Company and its subsidiaries, as well as non-employee members of the Board, are eligible to receive awards under the Amended Plan.

The Amended Plan increases the aggregate number of shares of common stock available for issuance under the Prior Plan by 900,000 shares to a total of 4,536,363 shares. The Amended Plan will be administered by the Compensation Committee of the Board (or by the Board or another Board committee as may be determined by the Board from time to time). The Amended Plan includes annual limits on awards that may be granted to any individual participant. The Amended Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. The Amended Plan contains a minimum vesting requirement, subject to limited exceptions, that awards made pursuant to the Amended Plan may not vest earlier than the date that is one year following the grant date of the award.

The Administrator may alter, amend, suspend or terminate the Amended Plan at any time and from time to time, subject to stockholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule). In addition, the Company must obtain stockholder approval to “reprice” any stock option or SAR or cancel any stock option or SAR in exchange for cash or another award when the exercise or base price exceeds the fair market value of the underlying shares. No award may be granted pursuant to the Amended Plan after March 31, 2027.

For a more complete description of the Amended Plan, reference is made to the terms of the Amended Plan attached as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2017 (the “Proxy Statement”), and the summary of the Amended Plan contained in the Proxy Statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting on May 23, 2017. As of the close of business on March 29, 2017, the record date for eligibility to vote at the Annual Meeting, there were 29,292,642 shares of Class A Common Stock, $0.01 par value per share, and 3,813,884 shares of Class B Common Stock, $0.01 par value per share, issued and outstanding and entitled to vote at the Annual Meeting. Each share of Class A Common Stock was entitled to one (1) vote per share, and each share of Class B Common Stock was entitled to five (5) votes per share. Accordingly, as of the record date, the total voting power of all of the shares of the Company’s common stock entitled to vote at the Annual Meeting was 48,362,062 votes. There were present in person or represented by proxy at the Annual Meeting stockholders holding an aggregate of 30,686,705 shares of common stock representing 92.69% of the issued and outstanding shares of common stock of the Company, which shares held 45,942,242 votes, representing 94.99% of the total voting power of common stock of the Company, in each case which were entitled to vote at the Annual Meeting as determined on the record date.

(b) At the Annual Meeting, the stockholders of the Company:

(1) Elected all eight (8) of the Company’s nominees for director, with voting results as follows:

Name	Votes Cast For	Votes Withheld	Broker Non-Votes
Douglas K. Ammerman	40,896,868	3,066,388	1,978,986
Michael Barr	42,371,061	1,592,195	1,978,986
Thomas F. Harrison	43,559,736	403,520	1,978,986
Gary H. Hunt	40,853,571	3,109,685	1,978,986
William H. Lyon	42,767,892	1,195,364	1,978,986
Matthew R. Niemann	40,519,824	3,443,432	1,978,986
Lynn Carlson Schell	40,461,069	3,502,187	1,978,986
Matthew R. Zaist	43,486,829	476,427	1,978,986

Based on the foregoing votes, each of the eight nominees named in the table above was elected and will serve as a director until the 2018 annual meeting of stockholders and until such director’s successor is duly elected and qualified or, if earlier, such director’s death, resignation or removal.

(2) Approved, on an advisory basis, the compensation of the Company’s named executive officers, with voting results as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
40,756,103	3,193,954	13,199	1,978,986

(3) Approved the William Lyon Homes Amended and Restated 2012 Equity Incentive Plan, with voting results as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
41,053,240	2,895,560	14,456	1,978,986

(4) Ratified the selection of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017, with voting results as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
45,853,296	83,414	5,532	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAM LYON HOMES

Dated: May 24, 2017	By:	/s/ Jason R. Liljestrom
Jason R. Liljestrom
Senior Vice President
General Counsel & Corporate Secretary